UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

PepperBall Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On January 15, 2010, PepperBall Technologies, Inc., a Colorado corporation (the “Company”), entered into a Loan Agreement (“Loan Agreement #1”) with J.A. & G.L. Simpson Trust, DTD May 18, 1988 (“Simpson Trust”) and a Loan Agreement (“Loan Agreement #2” and collectively with Loan Agreement #1, the “Loan Agreements”) with James Simpson Foundation (“Simpson Foundation” and collectively with Simpson Trust, the “Lenders”).

Pursuant to the Loan Agreements, the Company borrowed an aggregate of $500,000 from the Lenders.  As security for the Company’s obligations under the Loan Agreements, the Company granted the Lenders a security interest in all of its assets.

Amounts outstanding under the Loan Agreements will be interest-only through February 28, 2010, and monthly payments of principle (in addition to monthly interest payments at 15% per annum) will be made thereafter pursuant to amortization schedules set forth in the Loan Agreements.  All amounts outstanding under the Loan Agreements are due on December 10, 2010.

Under the Loan Agreements, the Company agreed that it will not take certain actions without the Lenders’ prior written consent (including selling its assets, merging, acquiring assets outside the ordinary course of business, paying dividends on, or acquiring, any of its stock, or incurring any indebtedness outside the ordinary course of business).  The Loan Agreements also specify the events that shall constitute an “Event of Default” and provide for certain remedies for the Lenders upon the occurrence of any such events.  In addition, the Loan Agreements provide that upon an Event of Default the interest rate increases to 18% until the default is cured, and a default fee of $10,000 will be charged per month up to a cumulative total of 25% of any amounts due.

Richard A Collato, a member of the Company’s Board of Directors, was paid a fee of $15,000 for his efforts in connection with the Loan Agreements.

On January 22, 2010, the Company used the $500,000 borrowed under the Loan Agreements to repay all amounts outstanding under the Loan Agreement dated November 18, 2005, as amended, between PepperBall Technologies – CA, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Agility Capital, LLC (the “Agility Agreement”).  In connection with such repayment, the Agility Agreement was terminated.

The foregoing description of the Loan Agreements is qualified by reference to the Loan Agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

In connection with the execution of the Loan Agreements, the Company issued to the Simpson Trust a warrant (the “Warrant”) to purchase up to $150,000 of the Company’s common stock.  The warrant is exercisable at any time prior to December 10, 2016 and carries an exercise price per share equal to the lesser of (i) $0.10 or (ii) the price per share at which the Company sells or issues its common stock in a transaction or a series of transactions in which the Company receives at least $500,000 (as a result, the Warrant is exercisable to purchase a minimum of up to 1,500,000 shares of the Company’s common stock).  The Warrant provides that the exercise price will be adjusted pursuant to a weighted-average formula in the event the Company issues additional common shares during the term of the Warrant at a price per share that is less than the then-effective exercise price.  In addition, upon the occurrence of an Event of Default under the Loan Agreement, the Simpson Trust may acquire a warrant to purchase an additional 50,000 shares of the Company’s common stock for the first 30 days the default remains uncured and may acquire warrants to purchase an additional 75,000 shares of the Company’s common stock for each subsequent 30 day period during which the default remains uncured.

The Warrant and the securities issuable upon exercise of the Warrant have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    The foregoing description of the Warrant is qualified by reference to the Warrant, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 1.02   Termination of a Material Definitive Agreement

    The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 1.02.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Shee Arrangement of a Registrant

    The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.03.

Item 3.02   Unregistered Sales of Equity Securities

    The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement dated as of January 15, 2010 by and between J.A. & G.L. Simpson Trust, a California trust DTD May 18, 1988, and PepperBall Technologies, Inc.
10.2	Loan Agreement dated as of January 15, 2010 by and between James Simpson Foundation, a California non profit corporation, and PepperBall Technologies, Inc.
10.3	Warrant to Purchase Common Stock issued on January 15, 2010 by PepperBall Technologies, Inc. to J.A. & G.L. Simpson Trust, a California trust DTD May 18, 1988.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: January 22, 2010	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer